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                    PROMISSORY NOTE

$23,000,000                                       March 4, 1997
                                             New York, New York

     AS VALUE RECEIVED, the undersigned, MARK NORTHWOOD ASSOCIATES, LIMITED PARTNERSHIP, a Florida limited partnership with an address of c/o Mark Centers Limited Partnership, 600 Third Avenue, Kingston, Pennsylvania 18704-1679 Attention:
Joshua Kane, Telefax Number (717) 288-1028 ("Maker"), promises to pay to the order of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with any subsequent holder of this Note, "Holder") at its office located at Two World Financial Center, Building B, New York, New York 10281-1195, Attention: Christopher Tierney, Telefax Number (212) 667-1666, or at such other address as Holder may from time to time designate in writing, the principal sum of TWENTY THREE MILLION DOLLARS ($23,000,000) together with interest thereon, Late Charges, Default Rate interest, Yield Maintenance Premium, if any, and other sums to be calculated and payable as provided in that certain Loan Agreement of even date herewith between Maker and Holder (as modified and supplemented and in effect from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

     All payments made hereunder shall be applied as provided in
Section 2.8 of the Loan Agreement.

     The Loan Agreement provides for, among other things:

     (1)  a payment of interest only for the first Interest
Accrual Period on March 4, 1997;

     (2) a monthly constant payment of $193,330.26 (which payment is calculated by using the Initial Interest Rate and an amortization schedule of 300 months) to be made beginning on April 11, 1997 and on the eleventh (11th) day of each and every calendar month thereafter; provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month is not a Business Day then the Payment Date for such month shall be the next Business Day;
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     (3)  a maturity date of March 11, 2022;

     (4)  an Initial Interest Rate of 9.02% per annum;

     (5) a Revised Interest Rate equal to the greater of (x) the sum of the Initial Interest Rate plus five hundred (500) basis pints, and (y) as of the Optional Prepayment Date, the sum of the Fifteen Year Treasury Rate plus seven hundred (700) basis points, such Revised Interest Rate not to exceed the Maximum Amount;

     (6)  an Optional Prepayment Date of March 11, 1007;

     (7)  a Default Rate equal to the lessor of (i) the Maximum
Amount or (ii) the Interest Rate plus five percent (5%);

     (8) the Loan cannot be voluntarily prepaid prior to the Optional Prepayment date; on and after the Optional Prepayment Date, (a) the Loan may be prepaid in whole or in part and
(b) Section 2.7 of the Loan Agreement requires mandatory prepayment of all Excess Cash Flow; and

     (9) interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing on the Closing Date, and such interest shall accrue (a) before the Optional Prepayment Date, at the Initial Interest Rate and (b) on and after the Optional Prepayment Date, at the Revised Interest Rate. Interest shall be computed on the actual number of days elapsed, based on a 360 day year.

     The obligations of Maker under this Note are secured by, among other things, the following:

     (1)  the Mortgage; and

     (2) the other Loan Documents and Liens executed and delivered by Maker and/or encumbering or affecting Maker's
Facility.

     Documentary stamp taxes payable on this Note, in the proper amount, are being paid in connection with the recordation of the Mortgage securing this Note.

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     The principal sum evidenced by this Note, together with
accrued interest, Default Rate interest, Late Charges and Yield Maintenance Premium, if any, and all other sums due under and secured by the Mortgage or by any other Loan Document shall become immediately due and payable at the option of Holder upon the occurrence of any Event of Default, which such "Events of Default" are incorporated by reference as if set forth in full herein.

     If Maker fails to make (i) the payment due on Maturity Date or (ii) any other payment of principal or interest, the Yield Maintenance Premium, if any, Late Charge or other sum due on any date on which such payment is due, all amounts due hereunder will bear interest at the Default Rate. Maker will also pay to Holder, after the occurrence of an Event of Default, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure this Note or any other Loan Document, including, without limitation, court costs and reasonable attorney's fees (including reasonable attorneys' fees on any appeal by either Marker or Holder and in any bankruptcy proceeding).

     With respect to the amounts due pursuant to this Note, Maker waives the following:

     (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

     (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, suit against any party, diligence in collection of this Note and in the handling of securities at any time existing in connection herewith, and all other requirements necessary to enforce this Note except for notices required by Governmental Authorities and notices required by the Loan Agreement; and

     (3) Any further receipt by Holder or acknowledgement by Holder of any collateral now or hereafter deposited as security for the Loan.

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     It is the intention of Maker and Holder to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or if this Note shall have been paid in full, refunded to Maker); and (ii) in the event that maturity of this
Note is accelerated by reason of an election by the Holder resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Marker).

     In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, the Holder shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Holder shall refund to Maker the amount of such excess, and in such event, Holder shall not be subject to any penalties provided by any laws for contracting for, changing or receiving interest in excess of the maximum amount allowed by applicable law.

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     Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Holder and Maker. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

     The proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note, and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Subsection 5-1401 of the New York General Obligations Law.



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     Any legal suit, action or proceeding against Holder or Maker arising out of or relating to this Note shall be instituted in any federal court in New York, New York, pursuant to Subsection 5-1402 of the New York General Obligations Law, or in any federal or state court in the jurisdiction in which any Collateral is located, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint The Prentice Hall Corporation System, Inc., currently located at 500 Central
Avenue, Albany, New York 12206-2290 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such federal or state court, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with copies to Maker at the address set forth in the first paragraph of this Note and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Loan Agreement shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding. Maker (i) shall give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent (which office shall be designated as the address for service of process). and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office or is dissolved without leaving a successor.

     MAKER AND HOLDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. EACH OF MAKER AND HOLDER AGREES THAT THE OTHER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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     IN WITNESS WHEREOF, Maker has caused this Promissory Note to be properly executed as of the date first written and has authorized this Promissory Note to be dated as of the day and year first above written .


                              MAKER:

                              MARK NORTHWOOD ASSOCIATES LIMITED
                              PARTNERSHIP, a Florida limited
                              partnership

                              By:  Mark Northwood Realty, Inc., a
                                   Florida corporation, its
                                   general partner


                                   By: /s/ Joshua Kane
                                       Joshua Kane
                                       Senior Vice President